Exhibit 4.2

XLIT LTD.
as Issuer

XL GROUP PUBLIC LIMITED COMPANY
as Guarantor

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MARCH 30, 2015 TO THE
SUBORDINATED NOTES INDENTURE DATED AS OF MARCH 30, 2015

4.450% SUBORDINATED NOTES DUE 2025

5.500% SUBORDINATED NOTES DUE 2045

FIRST SUPPLEMENTAL INDENTURE, dated as of March 30, 2015 (the “First Supplemental Indenture”), by and among XLIT Ltd., a Cayman Islands exempted company (the “Company”), having its principal office at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland; XL Group plc, an Irish public limited company (the “Guarantor”), having its principal office at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland; and Wells Fargo Bank, National Association, a national banking association, as trustee hereunder (the “Trustee”).

WHEREAS, the Company, the Guarantor and the Trustee are parties to an Indenture dated as of March 30, 2015 (the “Base Indenture”) providing for the issuance from time to time by the Company of Securities (as defined in Section 1.01 of the Base Indenture) and the Guarantee (as defined in Section 1.01 of the Base Indenture) by the Guarantor;

WHEREAS, pursuant to Section 9.01(11) of the Base Indenture, the Company, the Guarantor and the Trustee may enter into supplemental indentures to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue two new series of Securities under the Base Indenture and has duly authorized the creation and issuance of each such series of Securities and the execution and delivery of this First Supplemental Indenture to modify the Base Indenture and provide certain additional provisions as hereinafter set forth (the Base Indenture, as amended and supplemented by the First Supplemental Indenture, is hereinafter referred to as the “Indenture”);

WHEREAS, the Company and the Guarantor deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of each such series of Securities and providing for the rights, obligations and duties of the Trustee with respect to each such series of Securities;

WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and the Guarantor, or a duly authorized committee thereof;

WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel;

WHEREAS, the Company has issued the Fixed/Floating Series E Perpetual Non-Cumulative Preference Ordinary Shares (the “Series E Preferred”) and entered into the Replacement Capital Covenant, dated March 15, 2007, in connection with the Series E Preferred (the “Replacement Capital Covenant”);

WHEREAS, the Company desires to terminate the Replacement Capital Covenant pursuant to Section 4(a) thereof and establish a record date for such purposes pursuant to Section 4(c) thereof;

WHEREAS, pursuant to the Replacement Capital Covenant, effective the date hereof, the 2045 Subordinated Notes issued hereunder shall automatically become the Covered Debt (as defined in the Replacement Capital Covenant); and

WHEREAS, all conditions and requirements of the Base Indenture necessary to make this First Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the mutual premises and agreements herein contained, the Company, the Guarantor and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the 4.450% Subordinated Notes due 2025 (the “2025 Subordinated Notes”) and the 5.500% Subordinated Notes due 2045 (the “2045 Subordinated Notes” and, together with the 2025 Subordinated Notes, the “Subordinated Notes”), as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definition of Terms.

Unless otherwise provided herein or unless the context otherwise requires:

(a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

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(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation;

(e) if, at any time, the Regulated Group is subject to equivalent supervision as provided for at Title III Chapter IV of the Solvency II Directive (or, if the Solvency II Directive is amended in that respect, equivalent supervision or the nearest corresponding concept (if any) as provided for in the Solvency II Directive as amended), references to the Solvency II Directive shall be construed as references to the Equivalent Supervisory Regulations and references to particular provisions of, concepts contained in, or matters provided for in the Solvency II Directive shall be construed as references to the nearest (if any) corresponding provisions of, concepts contained in, or matters provided for in the Equivalent Supervisory Regulations other than such references in the definition of “Equivalent Supervisory Regulations” and in the proviso to clause (ii) of the definition of “Regulatory Event;”

(f) if any provision of the Solvency II Directive or other Applicable Supervisory Regulations referred to in this First Supplemental Indenture or in the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, in connection with any requirements applying to the Company, the Guarantor and/or the Regulated Group is amended or replaced so that there is no corresponding provision in the amended or replacement measures, (i) if the requirement concerned is entirely dependent on the existence of such a corresponding provision, the requirement shall cease to apply and (ii) if the requirement concerned is partially dependent on the existence of such a corresponding provision, the requirement shall be deemed modified so that all parts of that requirement solely dependent on that provision shall cease to apply; provided, in each case, that Holders of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, are not adversely affected thereby; and

(g) the following terms have the meanings given to them in this Section 1.1(g):

“2025 Scheduled Maturity Date” means March 31, 2025.

“2045 Scheduled Maturity Date” means March 31, 2045.

“Acquisition” means the acquisition by the Guarantor of the entire issued and to be issued share capital of Catlin Group Limited, a Bermuda exempted company, pursuant to the Acquisition Agreements.

“Acquisition Agreements” means the Implementation Agreement and the Merger Agreement.

“Additional Amounts” has the meaning set forth in Section 2.13(a).

“Additional Amounts Event” means, with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, if an opinion of a recognized independent tax counsel has

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been delivered to the Trustee stating that the Company or the Guarantor has or will become obligated to pay Additional Amounts on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, and that obligation cannot be avoided by the Company or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

“Applicable Supervisory Regulations” means, at any time, the provisions of insurance supervisory laws and any rules and regulations thereunder (including the Solvency II Directive from the time that the provisions of Title III, Chapter II, Section 1 thereof become effective with regard to the Regulated Group, the guidelines and recommendations of EIOPA, the requirements of the Competent Supervisory Authority and any applicable decisions of any court of competent jurisdiction) to the extent applicable, in relation to supervision of the group solvency of the Regulated Group or the single solvency of the Company or the Guarantor, as applicable, at such time.

“Arrears of Interest” has the meaning set forth in Section 2.5(a).

“Basic Own Funds” means basic own funds within the meaning of the Solvency II Directive or, if the Solvency II Directive is amended to no longer refer to basic own funds or the Solvency II Directive is not part of the Applicable Supervisory Regulations, the nearest corresponding items (if any) under the Solvency II Directive as amended or other Applicable Supervisory Regulations.

“Comparable Treasury Issue” means the United States Treasury security selected as having a maturity comparable to the remaining term of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2025 Subordinated Notes or such 2045 Subordinated Notes, as applicable, to be redeemed.

“Comparable Treasury Price” means, with respect to any Redemption Date for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, the average of the Reference Treasury Dealer Quotations for such Redemption Date for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to be redeemed, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Competent Supervisory Authority” means (i) at any time at which the Solvency II Directive is not part of the Applicable Supervisory Regulations, a regulator, if any, of competent jurisdiction regarding compliance of the Regulated Group (or, if applicable, the Company or the Guarantor) with any applicable solvency margin or capital adequacy levels (and, if there is more than one such regulator, one of such regulators designated by the Company), and (ii) at any time at which the

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Solvency II Directive is part of the Applicable Supervisory Regulations, the Central Bank of Ireland or the authority that otherwise is the group supervisor (within the meaning of Article 247 of the Solvency II Directive, except where Article 261 of the Solvency II Directive applies, in which case it shall be the third country supervisor referred to in that Article, and, if there is more than one such supervisor, one of such supervisors designated by the Company). Should the Solvency II Directive be amended in either of those respects, the Competent Supervisory Authority shall be the competent supervisory authority (if any) exercising a corresponding role to the group supervisor with respect to the Regulated Group.

“Conditions to Redemption” has the meaning forth in Section 3.4(a).

“Depositary” has the meaning set forth in Section 2.9(a).

“Delegated Regulation” means Article 73.2 of Title II of European Commission Delegated Regulation (EU) 2015/35.

“EIOPA” means the European Insurance and Occupational Pensions Authority or any replacement or successor body.

“Eligible Own Funds” means (i) own funds (including “Basic Own Funds” and “ancillary own funds”) within the meaning of the Solvency II Directive which (A) are eligible to form part of the items required to meet the Solvency Capital Requirement and (B) meet the requirements of the Delegated Regulation in order to be available to meet the Solvency Capital Requirement or (ii) if the Solvency II Directive is amended to no longer refer to all or part of the foregoing or the Solvency II Directive is no longer part of the Applicable Supervisory Regulations, the nearest corresponding items (if any) to the foregoing under the Solvency II Directive as amended or other Applicable Supervisory Regulations; provided, that if the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) are amended or replaced, then reference to provisions of the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) shall be construed as references to the nearest corresponding provision (if any) of the Delegated Regulation or other Applicable Supervisory Regulations (as applicable) as amended or of the replacement measures.

“Equivalent Supervisory Regulations” means the provisions of insurance supervisory laws and any rules and regulations thereunder of a jurisdiction that exercises equivalent supervision as provided for at Title III Chapter IV of the Solvency II Directive (or, if the Solvency II Directive is amended in that respect, the equivalent supervision or the nearest corresponding concept (if any) as provided for in the Solvency II Directive as amended) in relation to supervision of the group solvency of the Regulated Group or the single solvency of the Company or the Guarantor, as applicable, at such time.

“Event of Default” has the meaning forth in Section 4.1(b).

“Final Maturity Date” means, (i) with respect to the 2025 Subordinated Notes:

(A) if, on the 2025 Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption

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payment were made or no such Conditions of Redemption apply, the 2025 Scheduled Maturity Date; or

(B) otherwise, following the 2025 Scheduled Maturity Date, on the earlier of (1) the date falling 10 Business Days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th Business Day) and (2) a Winding-Up; and

(ii) with respect to the 2045 Subordinated Notes:

(A) if, on the 2045 Scheduled Maturity Date, the applicable Conditions to Redemption are satisfied and would continue to be satisfied if such final redemption payment were made or no such Conditions of Redemption apply, the 2045 Scheduled Maturity Date; or

(B) otherwise, following the 2045 Scheduled Maturity Date, on the earlier of (1) the date falling 10 Business Days after the applicable Conditions to Redemption are satisfied and would continue to be satisfied if the final redemption payment were made (so long as such conditions continue to be so satisfied on such 10th Business Day) and (2) a Winding-Up.

“Global Note” means a Global Security representing the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable.

“Group Solvency” means group solvency as provided for in Title III Chapter II of the Solvency II Directive.

“Guarantor Senior Indebtedness” means, with respect to the Guarantor, (i) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) indebtedness of the Guarantor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Guarantor, including any such securities issued under any deed, indenture or other instrument to which the Guarantor is a party (including, for the avoidance of doubt, indentures pursuant to which subordinated debentures have been or may be issued); (ii) all capital lease obligations of the Guarantor; (iii) all obligations of the Guarantor issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Guarantor, all hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all obligations of the Guarantor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Guarantor for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Guarantor is responsible or liable as obligor, guarantor or otherwise; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons secured by any lien on any property or asset of the Guarantor (whether or not such obligation is assumed by the Guarantor) and (vii) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (i) through (vi) above, in each case whether or not contingent and whether

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outstanding at the date of this First Supplemental Indenture or thereafter incurred, except, in each case, for the Guarantee and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks pari passu with the Guarantee. Such Guarantor Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this First Supplemental Indenture irrespective of any amendment, modification or waiver of any term of such Guarantor Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Guarantor Senior Indebtedness and the Trustee or any of the Holders.

“Implementation Agreement” means the Implementation Agreement, dated January 9, 2015, among the Guarantor, Green Holdings Limited and Catlin Group Limited relating to the Acquisition.

“Insolvency Event” has the meaning forth in Section 2.4(e)(iii).

“Interest Payment Date” has the meaning set forth in Section 2.3(a)(i).

“Issue Date” means March 30, 2015.

“Mandatory Deferral Event” has the meaning set forth in Section 2.4(e)(i).

“Merger Agreement” means the Merger Agreement, dated January 9, 2015, among the Guarantor, Green Holdings Limited and Catlin Group Limited relating to the Acquisition.

“Minimum Capital Requirement” means the minimum capital requirement applicable to the Company, the Guarantor or with regard to the Regulated Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Record Date” has the meaning set forth in Section 2.3(a)(i).

“Reference Treasury Dealer” means (i) each of Morgan Stanley & Co. LLC and Goldman, Sachs & Co.; and (ii) two other primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) the Company selects. If any of the foregoing ceases to be a Primary Treasury Dealer, the Company must substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to be redeemed, quoted in writing to the Company by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day before the Redemption Date.

“Regulated Group” means the Guarantor and all of its subsidiaries and holding companies, if any, from time to time required to be included in the calculation of “group solvency” as provided for at Title III Chapter II, Section 1 of the Solvency II Directive (or if the Solvency II Directive is

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amended, the corresponding (if any) provisions thereto) or, if the Solvency II Directive is not part of the Applicable Supervisory Regulations, any other similar or corresponding calculation under the Applicable Supervisory Regulations.

“Regulatory Event” means, with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, if:

(i) at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, it is permitted under the Solvency II Directive and the Applicable Supervisory Regulations related thereto to include Basic Own Funds qualifying as Tier 2 Capital in Eligible Own Funds to meet the Solvency Capital Requirement of the Company, the Guarantor or the Regulated Group, as applicable, and the Competent Supervisory Authority states in writing to the Company or the Guarantor that (A) under the Solvency II Directive and the Applicable Supervisory Regulations related thereto the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable (in whole or in part) are not or are no longer eligible to qualify for the inclusion in the determination of the Tier 2 Capital for single solvency purposes of the Company or the Guarantor or for group solvency purposes of the Regulated Group; or (B) under the Solvency II Directive and the Applicable Supervisory Regulations related thereto the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, (in whole or in part) no longer fulfill the requirements for such inclusion in the determination of the Tier 2 Capital for single solvency purposes of the Company or the Guarantor or for group solvency purposes of the Regulated Group; provided that upon implementation of the Solvency II Directive the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, did fulfill the requirement for inclusion in the determination of the Tier 2 Capital of the Company, the Guarantor or the Regulated Group, except where in each of (A) and (B) this is the result of exceeding any applicable limits on the inclusion of such securities in the Tier 2 Capital of the Company, the Guarantor or the Regulated Group pursuant to the Applicable Supervisory Regulations; or

(ii) at any time at which the Solvency II Directive is no longer part of the Applicable Supervisory Regulations, the Competent Supervisory Authority states in writing to the Company, the Guarantor or a member of the Regulated Group under its jurisdiction that, under Applicable Supervisory Regulations, the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, (in whole or in part) no longer fulfill the requirements for the inclusion in the determination of the Basic Own Funds for single solvency or group solvency purposes of the Company, the Guarantor or the Regulated Group, as applicable, except where this is the result of exceeding any applicable limits on the inclusion of such 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, in the Basic Own Funds pursuant to the Applicable Supervisory Regulations; provided that prior to such statement, the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, did fulfill such requirements.

“Relevant Date” means, in respect of any payment of any Additional Amounts, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the Trustee on or prior to such due date, it means the first date on which the full amount of such moneys having been so received and being available for payment to

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Holders, notice to that effect shall have been duly given to the Holders of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable.

“Replacement Capital Covenant” has the meaning set forth in the recitals.

“Scheduled Maturity Date” means the 2025 Scheduled Maturity Date or the 2045 Scheduled Maturity Date, as applicable.

“Series E Preferred” has the meaning set forth in the recitals.

“Solvency II Directive” means Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009, the further legislative acts of the European Union enacted in relation thereto, and the national legislation implementing the same which is binding on or enforceable by or against the Competent Supervisory Authority in each case as amended from time to time.

“Solvency Capital Event” has the meaning forth in Section 2.4(e)(ii).

“Solvency Capital Requirement” means the solvency capital requirement or other requirement to maintain assets applicable to the Company or the Guarantor or in respect of the Regulated Group, as applicable, pursuant to the Applicable Supervisory Regulations and, while the Solvency II Directive is part of the Applicable Supervisory Regulations, means the solvency capital requirement applicable to the Company or the Guarantor or in respect of the Regulated Group, as provided for at, and determined in accordance with, Title III Chapter II of the Solvency II Directive and approved, as applicable, by the Competent Supervisory Authority (or, if the Solvency II Directive is amended, the nearest corresponding provisions (if any)). References to Solvency Capital Requirement shall be read as references to the Minimum Capital Requirement where non-compliance with the Minimum Capital Requirement occurs before non-compliance with the Solvency Capital Requirement.

“Special Mandatory Redemption Date” means the earlier to occur of (i) December 31, 2015 if the Acquisition has not been consummated on or prior to 5:00 p.m., New York City time, on December 15, 2015; or (ii) the 15th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Implementation Agreement for any reason.

“Special Mandatory Redemption Event” has the meaning set forth in Section 3.5(a).

“Special Mandatory Redemption Price” means, with respect to each series of Subordinated Notes, 101% of the aggregate principal amount of the Subordinated Notes of such series then Outstanding, plus accrued and unpaid interest (including Arrears of Interest) to, but excluding, the Special Mandatory Redemption Date, and any Additional Amounts thereon.

“Specified Event” means, with respect to a series of Subordinated Notes, the occurrence of any of an Additional Amounts Event, a Tax Event or a Regulatory Event relating to such Series of Subordinated Notes.

“Specified Event Redemption” has the meaning forth in Section 3.3(a).

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“Tax Event” means, with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, if an opinion of a recognized independent tax counsel has been delivered to the Trustee stating that, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction, or as a result of any change in or amendment to an official interpretation or application of any such laws, rules or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decisions or regulatory determination), which change or amendment becomes effective on or after the issue date of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, interest payable by the Company or the Guarantor, as applicable, in respect of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, is no longer, or within 90 days of the date of the opinion will no longer be, fully deductible by the Company or the Guarantor, as applicable, for income tax purposes in the applicable jurisdiction, and that non-deductibility cannot be avoided by the Company or the Guarantor, as applicable, taking such reasonable measures it (acting in good faith) deems appropriate.

“Taxing Jurisdiction” means the Cayman Islands, Ireland or Bermuda, or any political subdivision thereof, or any authority or agency therein having the power to tax, or any other jurisdiction from or through which the Company or the Guarantor makes a payment on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, or the applicable Guarantees or in which the Company or the Guarantor generally becomes subject to taxation.

“Tier 2 Capital” means, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, capital meeting the requirements for classification of Basic Own Funds in Tier 2 (or, if the Solvency II Directive is amended so as to no longer refer to Tier 2 in this respect, the nearest corresponding concept (if any) under the Solvency II Directive as amended).

“Treasury Rate” means, with respect to any Redemption Date for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to be redeemed, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to be redeemed. The Treasury Rate shall be calculated on the third Business Day preceding the applicable Redemption Date.

“Winding-Up” means the occurrence of either of the following events:

(i) at any time an order is made, or an effective resolution is passed, for the winding-up of the Company or the Guarantor (except, in any such case, a solvent winding-up solely for the purpose of a reconstruction or amalgamation or the substitution in place of the Company or the Guarantor, as applicable, of a successor in business of the Company or the Guarantor, as applicable, the terms of which reconstruction, amalgamation or substitution (A) have previously been approved in writing by the Trustee or by Holders of a majority in aggregate principal amount of the Outstanding Subordinated Notes of the

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affected series and (B) do not provide that the Subordinated Notes of such series or any amount in respect thereof shall thereby become payable);

(ii) an administrator of the Company or the Guarantor is appointed and such administrator gives notice that it intends to declare and distribute a dividend.

ARTICLE II

CREATION OF THE 2025 SUBORDINATED NOTES AND THE
2045 SUBORDINATED NOTES

Section 2.1. Designation of Series.

Pursuant to the terms hereof and Sections 2.01 and 3.01 of the Base Indenture, the Company hereby creates two new series of its Securities designated as the 2025 Subordinated Notes and the 2045 Subordinated Notes, as applicable, which Subordinated Notes shall be deemed “Securities” for all purposes under the Indenture.

Section 2.2. Form of 2025 Subordinated Notes and 2045 Subordinated Notes.

The 2025 Subordinated Notes shall be substantially in the form set forth in Exhibit A hereto, and the 2045 Subordinated Notes shall be substantially in the form set forth in Exhibit B hereto. Exhibits A and B are incorporated herein and made part hereof.

Section 2.3. Payment of Interest.

(a) (i) The 2025 Subordinated Notes will bear interest from the Issue Date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to the applicable Final Maturity Date or earlier redemption of the 2025 Subordinated Notes as provided in this First Supplemental Indenture, as the case may be, at the rate of 4.450% per annum payable semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2015, to the Persons in whose names the 2025 Subordinated Notes were registered at the close of business on the preceding March 15 and September 15, respectively (each a “Record Date”); provided that no Mandatory Deferral Event has occurred and is continuing on the applicable Interest Payment Date. On the Final Maturity Date or earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for.

(ii) The 2045 Subordinated Notes will bear interest from the Issue Date or from the most recent date to which interest has been paid or duly provided for, as the case may be, to the applicable Final Maturity Date or earlier redemption of the 2045 Subordinated Notes as provided in this First Supplemental Indenture, as the case may be, at the rate of 5.500% per annum payable semi-annually in arrears on each Interest Payment Date, commencing on September 30, 2015, to the Persons in whose names the 2045 Subordinated Notes were registered at the close of business on the preceding Record Date; provided that no Mandatory Deferral Event has occurred and is continuing on the applicable Interest Payment Date. On the Final Maturity Date or

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earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for.

(b) Interest on the Subordinated Notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.4. Mandatory Deferral of Interest Payments.

(a) If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, were made on such Interest Payment Date, the Company or the Guarantor, as applicable, shall be required to defer payment of all (and not less than all) of the interest accrued on such series of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, as of such Interest Payment Date.

(b) The Company shall notify the Trustee and the Holders of the affected series of Subordinated Notes in writing not less than 5 Business Days prior to an Interest Payment Date (or as soon as reasonably practicable if a Mandatory Deferral Event occurs less than 5 Business Days prior to an Interest Payment Date) if a Mandatory Deferral Event has occurred and is continuing or would occur on the Interest Payment Date if such payment of interest were made, which written notice shall state the cause of the Mandatory Deferral Event.

(c) An Officers’ Certificate relating to the affected series of Subordinated Notes certifying that (i) a Mandatory Deferral Event has occurred and is continuing, (ii) a Mandatory Deferral Event would occur if payment of interest were made, or (iii) a Mandatory Deferral Event has ceased to occur and payment of interest would not result in the occurrence of a Mandatory Deferral Event, in each case shall, in the absence of manifest error, be treated and accepted by the Company, the Guarantor, the Trustee, the Holders of such series of Subordinated Notes, as applicable, and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate with respect to such series of Subordinated Notes without liability to any Person.

(d) Notwithstanding any other provision of the 2025 Subordinated Notes, the 2045 Subordinated Notes or the Indenture, the deferral of any payment of interest on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, on any Interest Payment Date in accordance with this Section 2.4 will not constitute an Event of Default under the Indenture with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, and will not give Holders of the Subordinated Notes of such series or the Trustee any right to accelerate repayment of the Subordinated Notes of such series. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest on such series of Subordinated Notes and will be subject to Section 2.5.

(e) As used this in this First Supplemental Indenture:

(i) A “Mandatory Deferral Event” with respect to a series of Subordinated Notes shall be deemed to have occurred if, at any time at which the Solvency II Directive is part of the Applicable Supervisory Regulations, as of the relevant date, (A) a corresponding payment would result in, or accelerate the

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occurrence of, an Insolvency Event; (B) the Company or the Guarantor, as applicable, has received prior written notice, in accordance with regulations applicable at such time, of an order, direction or other instruction of the Competent Supervisory Authority (1) prohibiting the Company from making payments under that series of Subordinated Notes, (2) prohibiting the Guarantor from making any payments under its Guarantee of that series of Subordinated Notes or (3) requiring the Guarantor or any other member of the Regulated Group under its jurisdiction to procure or otherwise ensure compliance with any of the foregoing and, in the case of each of (1), (2) and (3), such order, direction or other instruction remains in effect; or (C) a Solvency Capital Event either has occurred on or prior to such date and is continuing on such date or would be caused by the payment of interest and/or Arrears of Interest on the Subordinated Notes of such series on the relevant date, unless, in the case of this clause (C), on or prior to such date, (1) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the payment of the relevant interest and/or Arrears of Interest and (2) the Minimum Capital Requirement is complied with after such payment is made.

(ii) A “Solvency Capital Event” will have occurred if (A) the Solvency II Directive is part of the Applicable Supervisory Regulations and (B) the Company, the Guarantor or the Regulated Group, as applicable, does not have sufficient Eligible Own Funds in order to meet the applicable Solvency Capital Requirement.

(iii) An “Insolvency Event” will have occurred if, as of the relevant date, the Company or the Guarantor, as applicable, is not, or after making an applicable payment on either the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, or the applicable Guarantee would not be, solvent. An Officers’ Certificate relating to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, as to the solvency of the Company or the Guarantor, as applicable, shall, in the absence of manifest error, be treated and accepted by the Company, the Guarantor, the Trustee, the Holders of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, without any liability to any Person.

Section 2.5. Arrears of Interest.

(a) Any interest in respect of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, not paid on an Interest Payment Date, together with any interest in respect of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, not paid on an earlier Interest Payment Date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of such series of Subordinated Notes. Arrears of Interest on the Subordinated Notes of a series shall remain payable for so long as it remains unpaid, and, for the avoidance of doubt, any claims thereon shall rank in right of payment pari passu with the Subordinated Notes of such series. Any reference in the Indenture or a Subordinated Note to principal, premium or interest in respect of a series of Subordinated Notes, any redemption

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amount and any other amounts in the nature of principal shall be deemed also to refer to any Arrears of Interest applicable to such series of Subordinated Notes that may be payable under the Indenture, and the express mention of the payment of Arrears of Interest applicable to such series of Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Arrears of Interest applicable to such series of Subordinated Notes in those provisions hereof where such express mention is not made.

(b) Arrears of mandatorily deferred interest shall bear no interest.

(c) At the Company’s option, Arrears of Interest on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, may be paid in whole or in part to the Persons in whose names the Subordinated Notes of such series are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than 5 Business Days’ written notice to the Trustee, the Paying Agent and the Holders of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, to such effect (which written notice shall specify the amount of such Arrears of Interest); provided that the Company shall not make any payment of Arrears of Interest if a Mandatory Deferral Event has occurred and is continuing to occur as of the time of such payment.

(d) If not previously paid, Arrears of Interest with respect to the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:

(i) the next Interest Payment Date for such series of Subordinated Notes on which no Mandatory Deferral Event is continuing or would occur as a result of such payment; or

(ii) the date on which a Winding-Up occurs; or

(iii) the Final Maturity Date for such series of Subordinated Notes;

provided, that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.

Section 2.6. Limit on Amount of Subordinated Notes.

(a) (i) The 2025 Subordinated Notes initially will be limited in aggregate principal amount to $500.0 million and may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2025 Subordinated Notes in accordance with a Company Order.

(ii) The 2045 Subordinated Notes initially will be limited in aggregate principal amount to $500.0 million and may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said 2045 Subordinated Notes in accordance with a Company Order.

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(b) (i) The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the 2025 Subordinated Notes, additional notes having the same terms as the 2025 Subordinated Notes (except for the initial public offering price, first Interest Payment Date (if applicable) and the Issue Date). Any such additional notes, together with the 2025 Subordinated Notes, will constitute a single series of Securities under the Indenture; provided that if such additional notes are not fungible with the 2025 Subordinated Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number or other identifier.

(ii) The Company may issue from time to time, without giving notice to or seeking the consent of the Holders of the 2045 Subordinated Notes, additional notes having the same terms as the 2045 Subordinated Notes (except for the initial public offering price, first Interest Payment Date (if applicable) and the Issue Date). Any such additional notes, together with the 2045 Subordinated Notes, will constitute a single series of Securities under the Indenture; provided that if such additional notes are not fungible with the 2045 Subordinated Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number or other identifier.

Section 2.7. Nature of Subordinated Notes/Minimum Denomination.

(a) The subordination provisions of Article XIV of the Base Indenture apply to the 2025 Subordinated Notes and the 2045 Subordinated Notes.

(b) Each series of Subordinated Notes shall be issuable only in registered form and without coupons in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 2.8. No Sinking Fund.

Except as described under Section 3.5, the Subordinated Notes do not have the benefit of any mandatory redemption or sinking fund obligation and are not redeemable at the option of the Holders.

Section 2.9. Issuance of Subordinated Notes and Payment.

(a) Each of the 2025 Subordinated Notes and the 2045 Subordinated Notes, on original issuance, shall be issued in the form of one or more fully registered Global Notes registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or its nominee, and deposited with the Trustee, as custodian for the Depositary, for credit by the Depositary to the respective accounts of beneficial owners of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, represented thereby (or such other accounts as they may direct).

(b) The payment of principal of and the interest on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, will be payable at the Corporate Trust Office or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company

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and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, payment of principal of and the interest on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Section 2.10. Subordinated Notes Not Convertible or Exchangeable.

The Subordinated Notes will not be convertible or exchangeable for other securities or property.

Section 2.11. Guarantee.

The Subordinated Notes of each series are entitled to the benefit of the Guarantees set forth in Article XI of the Base Indenture.

Section 2.12. Place of Payment.

The Paying Agent for the Subordinated Notes of each series shall initially be the Trustee, and the Place of Payment for the Subordinated Notes of each series shall initially be the Corporate Trust Office, which as of the date hereof for such purpose is located at 150 East 42nd Street, 40th Floor, New York, New York 10017. The Company may from time to time designate one or more additional offices or agencies where Subordinated Notes of a series may be presented or surrendered for payment.

Section 2.13. Covenants Applicable to the Subordinated Notes.

Article X of the Base Indenture shall apply to the Subordinated Notes of each series. Each series of Subordinated Notes shall be entitled to the benefit of each of the covenants set forth in Article X of the Base Indenture and the following additional covenant:

(a) Additional Amounts Applicable to the Subordinated Notes. All amounts payable (whether in respect of principal, interest or otherwise) in respect of a series of Subordinated Notes (including, for the avoidance of doubt, payments under the related Guarantees) will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the Company or the Guarantor will pay, or cause to be paid, such additional amounts on such series of Subordinated Notes as may be necessary in order that the net amounts receivable by a Holder of such series of Subordinated Notes after such withholding or deduction (including any withholding or deduction on such payment of additional amounts) shall equal the respective amounts that would have been receivable by such Holder of such series of Subordinated Notes had no such withholding or deduction been required (“Additional Amounts”), except that no such Additional Amounts shall be payable on the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable, in relation to any payment (including a payment made in connection with a redemption) in respect of any of the Subordinated Notes of such series:

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(i) to, or to a third party on behalf of, a Person who would be able to avoid such withholding or deduction by complying with such Person’s statutory requirements or by making a declaration of non-residence or similar claim for exemption (including a claim under an applicable double taxation treaty) but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such Subordinated Note by reason of such Person (or such third party) having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Taxing Jurisdiction, other than (A) the mere holding of such Subordinated Note; (B) the receipt of principal, interest or other amount in respect of such Subordinated Note; or (C) the mere enforcement of rights with respect to such Subordinated Note;

(ii) presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant Holder would have been entitled to such Additional Amounts on presenting the same for payment on or before the expiration of such period of 30 days;

(iii) to a fiduciary, a partnership or person who is not the beneficial owner of such Subordinated Note, if and to the extent that, as a result of an applicable tax treaty, no Additional Amounts would have been payable had the beneficiary, partner or beneficial owner owned such Subordinated Note directly;

(iv) on account of any inheritance, gift, estate, personal property, stamp, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

(v) on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such Subordinated Note;

(vi) any taxes imposed on, or withheld or deducted from, a payment to an individual that are required to be made pursuant to European Council Directive 2003/48/EC, European Council Directive 2014/48/EU or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to such Directive or other directive;

(vii) any taxes that are withheld or deducted pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any current or future regulations thereunder, official interpretations thereof, or agreements (including any intergovernmental agreement or any laws, rules or practices implementing such intergovernmental agreement) entered into in connection therewith; or

(viii) any combination of items (i) through (vii) above.

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In the event that payments in respect of a series of Subordinated Notes are subject to withholding or deduction for or on account of any taxes, the Company or the Guarantor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant Taxing Jurisdiction in accordance with applicable law. The Company and the Guarantor will use commercially reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any taxes so deducted or withheld from each relevant Taxing Jurisdiction imposing such taxes and will use commercially reasonable efforts to provide or make available such certified copies (or other documentary evidence establishing the payment of such taxes) to each Holder.

Any reference in the Indenture or a Subordinated Note to principal, premium or interest in respect of a series of Subordinated Notes, any redemption amount and any other amounts in the nature of principal shall be deemed also to refer to any Additional Amounts applicable to such series of Subordinated Notes that may be payable under the Indenture, and the express mention of the payment of Additional Amounts applicable to such series of Subordinated Notes (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts applicable to such series of Subordinated Notes in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to the Indenture, if a series of Subordinated Notes requires the payment of Additional Amounts, at least 30 days prior to each date on which any payments under or with respect to such series of Subordinated Notes are due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter) the Company or its designee shall furnish to the Trustee, the Registrar and the Paying Agent an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable, and any other information to enable the Trustee or such Paying Agent to pay such Additional Amounts to Holders on the payment date.

The Company or the Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery or registration of any series of Subordinated Notes or any other document or instrument referred to therein (other than a transfer of such series of Subordinated Notes) or the receipt of any payments with respect to such series of Subordinated Notes, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the Taxing Jurisdictions in which a Paying Agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of such series of Subordinated Notes, the Indenture or any other such document or instrument following the occurrence of any Event of Default with respect to such series of Subordinated Notes, as applicable.

Section 2.14. Satisfaction and Discharge.

(a) Article IV of the Base Indenture shall apply to the Subordinated Notes of each series and the related Guarantees; provided that any applicable Conditions to Redemption shall be satisfied (i) in the case of a discharge of such series of Subordinated Notes, at the time of such discharge, and (ii) in the case of a defeasance of such series of Subordinated Notes, at the time of the deposit of cash or U.S. government obligations as described in Section 4.03(d) of the Base Indenture.

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Section 2.15. Modification and Waiver.

(a) Article IX of the Base Indenture shall apply to the Subordinated Notes of each series and the related Guarantees; provided that any amendment or modification to the Indenture or a series of Subordinated Notes shall require the prior consent of the Competent Supervisory Authority, if such consent is then required under the Applicable Supervisory Regulations and any amendment or modification made or purported to be made without such consent shall be void.

ARTICLE III

REDEMPTION OF THE SUBORDINATED NOTES

Pursuant to Section 3.01(6) and Section 12.01 of the Base Indenture, the provisions of this Article III and Article XII of the Base Indenture shall apply to each of the 2025 Subordinated Notes and the 2045 Subordinated Note, as applicable; provided, that (a) the notice periods set forth herein shall supersede those set forth in Section 12.02 and the first paragraph of Section 12.04 of the Base Indenture, and (b) Section 12.06 of the Base Indenture shall be deemed modified to the extent necessary to give effect to the deferral of the applicable redemption payment solely if the applicable Conditions to Redemption are not satisfied on the applicable Redemption Date, as expressly set forth in this Article III.

Section 3.1. Final Redemption.

(a) Unless previously redeemed or purchased and cancelled, each series of Subordinated Notes shall become finally due and payable, and shall be redeemed, on the Final Maturity Date for such series of Subordinated Notes at a redemption price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on such series of Subordinated Notes to, but excluding, the Final Maturity Date, and any Additional Amounts thereon.

(b) The Company shall notify the Trustee and the Holders of the applicable series of Subordinated Notes in writing not less than 10 Business Days prior to the applicable Scheduled Maturity Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Scheduled Maturity Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Scheduled Maturity Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption of such series of Subordinated Notes shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of such series of Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the date that final payment on such series of Subordinated Notes will occur, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the stated Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

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Section 3.2. Optional Redemption of Subordinated Notes.

(a) Beginning on March 31, 2020 and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on such series of Subordinated Notes, each series of Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to accrued and unpaid interest (including Arrears of Interest) on the principal amount of such series of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon, plus the greater of:

(i) with respect to the 2025 Subordinated Notes, (A) 100% of the principal amount of the 2025 Subordinated Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Subordinated Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points; and

(ii) with respect to the 2045 Subordinated Notes, (A) 100% of the principal amount of the 2045 Subordinated Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2045 Subordinated Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points.

(b) Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each Holder of the Subordinated Notes of such series to be redeemed. The Company shall notify the Trustee and the Holders of such series of Subordinated Notes in writing not less than 10 Business Days prior to the applicable Redemption Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Redemption Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Redemption Date, which written notice shall state the cause of the failure to satisfy such conditions, and the redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of such series of Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new Redemption Date for such series of Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(c) Unless the Company defaults in payment of the Redemption Price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the Redemption Date, interest will cease to accrue on the Subordinated Notes of such series or portions thereof called for redemption.

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Section 3.3. Specified Event Redemption of Subordinated Notes.

(a) Each series of Subordinated Notes may be redeemed at the Company’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event (a “Specified Event Redemption”); provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. A series of Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on such series of Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

(b) Notice of any Specified Event Redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to the Trustee and each Holder of Subordinated Notes of the series to be redeemed at its registered address (which notice will be irrevocable). The Company shall notify the Trustee and the Holders of such series of Subordinated Notes in writing not less than 10 Business Days prior to the applicable Redemption Date (or as soon as reasonably practicable if the applicable Conditions to Redemption are no longer satisfied as of a date less than 10 Business Days prior to the applicable Redemption Date) if the applicable Conditions to Redemption will not be satisfied on the applicable Redemption Date, which written notice shall state the cause of the failure to satisfy such conditions, and the Specified Event Redemption shall be deferred until such time as the applicable Conditions to Redemption are satisfied. In such event, the Company shall further notify the Trustee and the Holders of such series of Subordinated Notes in writing not more than 5 Business Days following the satisfaction of the applicable Conditions to Redemption that such conditions have been satisfied and stating the new Redemption Date for such series of Subordinated Notes, which shall be the 10th Business Day following the date such conditions were satisfied. If at any time following the date of such written notice and prior to the new Redemption Date the applicable Conditions to Redemption are no longer satisfied, the above notice provisions shall again apply.

(c) Such notice shall state the specified Redemption Date, the facts establishing the right of the Company or the Guarantor to redeem the Subordinated Notes of such series, and that all Outstanding Subordinated Notes of such series shall be redeemed at the applicable Redemption Price on the Redemption Date automatically and without any further action by the Holders of such series of Subordinated Notes.

(d) Unless the Company defaults in the payment of the redemption price (including, for this purpose, a non-payment in the event the applicable Conditions to Redemption have not been satisfied), on and after the Redemption Date, interest will cease to accrue on the Subordinated Notes of such series to be redeemed.

Section 3.4. Conditions to Redemptions.

(a) The “Conditions to Redemption” are satisfied on any day with respect to a scheduled redemption (including the applicable Scheduled Maturity Date and the applicable Final Maturity Date) or a planned purchase of the Subordinated Notes of a series, if:

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(i) the redemption or purchase of the Subordinated Notes of such series would not result in, or accelerate the occurrence of, an Insolvency Event; and

(ii) no Solvency Capital Event has occurred and is continuing or would be caused by the redemption or the purchase of the Subordinated Notes of such series, unless (A) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the redemption of the Subordinated Notes of such series and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the Subordinated Notes of such series (to the extent it may give such prior consent in accordance with the Applicable Supervisory Regulations), (B) the repaid or purchased principal amounts of such series of Subordinated Notes have been replaced by other at least equivalent regulatory capital of at least equal status, and (C) the Minimum Capital Requirement is complied with after the repayment or purchase of such series of Subordinated Notes; provided, that if under the Applicable Supervisory Regulations no such consent, replacement or ongoing compliance with the Minimum Capital Requirement (as the case may be) is required at the time in order for the Subordinated Notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Company, the Guarantor or the Regulated Group, such consent, replacement or ongoing compliance with the Minimum Capital Requirement (as the case may be) shall be deemed to be satisfied for the purposes of this clause (ii); and

(iii) the Competent Supervisory Authority has given, and not withdrawn by such date, its prior consent to the redemption of the Subordinated Notes of such series and the payment of accrued and unpaid interest and Arrears of Interest (if any) and any Additional Amounts thereon or to the purchase of the Subordinated Notes of such series; provided, that if under the Applicable Supervisory Regulations no such consent is required at the time in order for the Subordinated Notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Company, the Guarantor or the Regulated Group, this clause (iii) shall not apply; and

(iv) in the event of a redemption or the purchase of the subordinated notes of a series on or prior to March 31, 2020, including pursuant to a Specified Event Redemption, the repaid or purchased principal amounts have been replaced by other at least equivalent regulatory capital of at least equal status as contemplated by the Delegated Regulation or, if the Delegated Regulation is amended or replaced, the nearest corresponding provision (if any) of the Delegated Regulation as amended or of the replacement measure (as applicable); provided, that if under the Applicable Supervisory Regulations no such replacement by other at least equivalent regulatory capital of at least equal status is required at the time in order for the Subordinated Notes of such series to qualify or continue to qualify, as applicable, as Tier 2 Capital of the Company, the Guarantor or the Regulated Group, this clause (iv) shall not apply.

(b) In the event that a series of Subordinated Notes are not redeemed as a result of a failure to satisfy the Conditions to Redemption, interest on such series of Subordinated Notes will continue to accrue and be paid on each Interest Payment Date (subject to Section 2.4) until

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the first date on which final payment on such series of Subordinated Notes may be made as described above under Section 3.1, at which time the Subordinated Notes of such series will become due and payable, and will be finally redeemed at the principal amount of the Subordinated Notes of such series, together with accrued and unpaid interest (including any Arrears of Interest) and any Additional Amounts thereon in the manner and subject to the conditions stated above.

(c) Notwithstanding any other provision in a series of Subordinated Notes or the Indenture, in the event of non-payment on a scheduled Redemption Date resulting from a failure to satisfy the applicable Conditions to Redemption in accordance with this Section 3.4, the series of Subordinated Notes to be redeemed will not become due and payable on such date, and such non-payment will not constitute an Event of Default under the Indenture or the Subordinated Notes of such series and will not give Holders of the Subordinated Notes of such series or the Trustee any right to accelerate repayment of the Subordinated Notes of such series.

(d) An Officers’ Certificate relating to a series of Subordinated Notes in connection with any redemption under this Article III certifying that (i) the applicable Conditions to Redemption have not been met or would not be met if the final redemption payment for such series of Subordinated Notes were made, or (ii) the applicable Conditions to Redemption have been met and would continue to be met if the final redemption payment for such series of Subordinated Notes were made or no such Conditions to Redemption apply shall, in the absence of manifest error, be treated and accepted by the Company, the Guarantor, the Trustee, the Holders of the Subordinated Notes of the applicable series and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to rely on such Officers’ Certificate without liability to any Person.

Section 3.5. Special Mandatory Redemption of Subordinated Notes.

(a) If the Acquisition is not consummated, or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015 (each, a “Special Mandatory Redemption Event”), the Company will be required to redeem all of the Subordinated Notes of each series then Outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

(b) Notice of a special mandatory redemption will be mailed (or otherwise delivered to Holders of the 2025 Subordinated Notes and the 2045 Subordinated Notes, as applicable, in accordance with the procedures of DTC) promptly after the occurrence of the Special Mandatory Redemption Event (and in any event no later than 2:00 p.m., New York City time, on the fifth Business Day immediately following such event) to the Trustee and each Holder of the Subordinated Notes of each series at its registered address.

(c) The Conditions to Redemption will not apply to a special mandatory redemption.

(d) Payment of the Special Mandatory Redemption Price and performance of the Company’s obligations with respect to the special mandatory redemption may be performed in any event by the Guarantor or any of its other subsidiaries on behalf of the Company.

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ARTICLE IV

EVENT OF DEFAULT

Section 4.1. Event of Default.

(a) Sections 5.01, 5.02 and 5.03 of the Base Indenture shall not apply to the 2025 Subordinated Notes or the 2045 Subordinated Notes.

(b) An “Event of Default” with respect to the 2025 Subordinated Notes and the 2045 Subordinated Notes, as applicable, will occur only upon the occurrence of a Winding-Up.

(c) If an Event of Default under the Indenture occurs, the entire principal amount of the Subordinated Notes of each affected series, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, shall automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder of the 2025 Subordinated Notes or the 2045 Subordinated Notes, as applicable. The right of acceleration only applies upon the occurrence of an Event of Default under Section 4.1(b). For the avoidance of doubt, any failure to pay interest on a series of Subordinated Notes when due as a result of a Mandatory Deferral Event or any failure to pay principal of a series of Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Event of Default under the Indenture or such series of Subordinated Notes.

(d) Within 90 days after the occurrence of any Event of Default hereunder with respect to the Subordinated Notes of any series or the failure of the Company or the Guarantor to comply with any term or condition under the Subordinated Notes of any series or the Indenture with respect to such series of Subordinated Notes, the Trustee shall transmit by mail to all Holders of Subordinated Notes of such series, as their names and addresses appear in the Security Register, notice of such Event of Default or such failure to comply that is actually known to a Responsible Officer of the Trustee. The foregoing provisions of this Section 4.1(d) replace the provisions of Section 6.02 of the Base Indenture.

(e) Notwithstanding anything in this Article IV to the contrary, the Trustee may, at its discretion and without further notice, institute such proceedings or take such steps or actions against the Company or the Guarantor as it may think fit to enforce any term or condition binding on the Company or the Guarantor under each series of Subordinated Notes or the Indenture with respect to such series of Subordinated Notes (other than any payment obligation of the Company or the Guarantor under or arising from such series of Subordinated Notes or the Indenture with respect to such series of Subordinated Notes, including any payment of damages awarded for breach of any obligations thereunder) but in no event shall the Company or the Guarantor, by virtue of the institution of any such proceedings or the taking of such steps or actions, be obliged to pay any sum or sums, in cash or otherwise, sooner than the same would otherwise have been payable by it under the terms of the applicable series of Subordinated Notes. Nothing in this Section 4.1(e) shall, however, (i) prevent the Trustee from proving in any Winding-Up or administration of the Company or the Guarantor and/or claiming in any liquidation of the Company or the Guarantor in respect of any payment obligation of the Company or the Guarantor, in each case where such payment obligation arises from a series of Subordinated Notes or the

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Indenture (including, without limitation, payment of any principal, interest (including Arrears of Interest) and any Additional Amounts in respect of such series of Subordinated Notes or any payment of damages awarded for breach of any obligations under such series of Subordinated Notes or the Indenture with respect to such series of Subordinated Notes), or (ii) impair the right of any Holder to receive payment of principal of, or interest (including Arrears of Interest) and any Additional Amounts on such Holder’s Subordinated Notes of any series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Subordinated Notes of any series.

ARTICLE V

SUBORDINATION OF THE GUARANTEES

Pursuant to Section 11.01(a) of the Base Indenture, the provisions of this Article IV and Article XI of the Base Indenture shall apply to each of the 2025 Subordinated Notes and the 2045 Subordinated Note, as applicable.

Section 5.1. Agreement to Subordinate.

(a) The Guarantor covenants and agrees, and each Holder of a series of Subordinated Notes, by such Holder’s acceptance thereof likewise covenants and agrees, that the Guarantee of the 2025 Subordinated Notes and the 2045 Subordinates Notes, as applicable, shall be subject to the provisions of this Article V; and each Holder of the 2025 Subordinated Notes and the 2045 Subordinates Notes, as applicable, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

(b) The payment by the Guarantor of its obligations under the applicable Guarantee shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred.

(c) No provision of this Article V shall prevent the occurrence of any Event of Default under the Indenture or have any effect on the rights of the Holders of a series of Subordinated Notes or the Trustee to make a demand for payment on the Guarantor pursuant to this article.

Section 5.2. Default on Guarantor Senior Indebtedness.

(a) No direct or indirect payment by or on behalf of the Guarantor in respect of the Guarantee of a series of Subordinated Notes, whether pursuant to the terms of the applicable Guarantee or upon acceleration, by way of repurchase, redemption, defeasance or otherwise of such series of Subordinated Notes, will be made if, at the time of such payment, there exists a default in the payment when due of all or any portion of the obligations under or in respect of any Guarantor Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on of the holders of such Guarantor Senior Indebtedness.

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(b) In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a “Guarantor Payment Blockage Notice”) from a holder or holders of such Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Guarantor Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Guarantor Senior Indebtedness has been discharged or repaid in full in cash, or the requisite holders of such Guarantor Senior Indebtedness have otherwise agreed in writing, no payment of any kind or character with respect to any principal of or interest on or distribution with respect to the affected series of Subordinated Notes will be made by or on behalf of the Guarantor on account of or with respect to the applicable Guarantee, during a period (a “Guarantor Payment Blockage Period”) commencing on the date of receipt of such Guarantor Payment Blockage Notice by the Trustee and ending 179 days thereafter.

(c) Notwithstanding anything herein to the contrary, (x) in no event will a Guarantor Payment Blockage Period extend beyond 179 days from the date the Guarantor Payment Blockage Notice in respect thereof was given and (y) there must be 180 days in any 360-day period during which no Guarantor Payment Blockage Period is in effect. Not more than one Guarantor Payment Blockage Period may be commenced with respect to the Guarantee of a series of Subordinated Notes during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Guarantor Payment Blockage Period with respect to the Guarantor Senior Indebtedness initiating such Guarantor Payment Blockage Period may be, or be made, the basis for the commencement of any other Guarantor Payment Blockage Period with respect to a series of Subordinated Notes by the holder or holders of such Guarantor Senior Indebtedness or the trustee or agent acting on behalf of such Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

(d) In the event that, notwithstanding the foregoing, any payment under the applicable Guarantee shall be received by the Trustee when such payment is prohibited by Section 5.2(c), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of the applicable series of Subordinated Notes or to the Trustee under the applicable Guarantee.

Section 5.3. Liquidation; Dissolution; Bankruptcy.

(a) Upon any distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Guarantor’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings, whether voluntary or involuntary, all principal,

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premium, if any, and interest due or to become due to all Guarantor Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Indebtedness, before the Holders of either series of Subordinated Notes are entitled to receive or retain any payment under the applicable Guarantee; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character whether in cash, property or securities, which the Holders of either series of Subordinated Notes or the Trustee would be entitled to receive from the Guarantor, except for the provisions of this article, shall be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the applicable Holders or by the Trustee under the Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of the Guarantor Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of either series of Subordinated Notes or to the Trustee under the applicable Guarantee.

(b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Guarantor Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Guarantor, to the extent necessary to pay such Guarantor Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Guarantor Senior Indebtedness, before any payment or distribution is made to the Holders of either series of Subordinated Notes or to the Trustee under the applicable Guarantee.

(c) For purposes of this article, the words “cash, property or securities” shall not be deemed to include shares of stock of the Guarantor as reorganized or readjusted, or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this article with respect to the Guarantee to the payment of all Guarantor Senior Indebtedness that may at the time be outstanding; provided, however, that (i) such Guarantor Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The amalgamation or consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its properties or assets substantially as an entirety, to another corporation upon the terms and conditions provided for in Article VIII of the Base Indenture shall not be deemed a dissolution, winding-up, liquidation or

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reorganization for the purposes of this Section 5.3 if such other corporation shall, as part of such amalgamation, consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VIII of the Base Indenture. Nothing in Section 5.2 or in this Section 5.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07 of the Base Indenture.

(d) If the Trustee or any Holder of a series of Subordinated Notes does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Guarantor Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder.

Section 5.4. Subrogation.

(a) Subject to the payment in full of all Guarantor Senior Indebtedness then outstanding, the rights of the Holders of the applicable series of Subordinated Notes shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to such Guarantor Senior Indebtedness until the principal of and interest on the applicable series of Subordinated Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Guarantor Senior Indebtedness of any cash, property or securities to which the Holders of such series of Subordinated Notes or the Trustee would be entitled except for the provisions of this article, and no payment over pursuant to the provisions of this Article to or for the benefit of the holders of such Guarantor Senior Indebtedness by such Holders or the Trustee, shall, as between the Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and such Holders, be deemed to be a payment by the Guarantor to or on account of such Guarantor Senior Indebtedness. It is understood that the provisions of this article are and are intended solely for the purposes of defining the relative rights of the Holders of each series of Subordinated Notes, on the one hand, and the holders of such Guarantor Senior Indebtedness, on the other hand.

(b) Nothing contained in this Article V or elsewhere in the Indenture or in a series of Subordinated Notes is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the Holders of such series of Subordinated Notes, the obligation of the Guarantor, which is absolute and unconditional, to make payments on the applicable Guarantee as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holders of such series of Subordinated Notes and creditors of the Guarantor other than the holders of Guarantor Senior Indebtedness of the Company nor shall anything herein or therein prevent the Trustee or any Holder of such series of Subordinated Notes from exercising all remedies otherwise permitted by applicable law upon default under the Indenture with respect to such series of Subordinated Notes, subject to the rights, if any, under this article of the holders of such Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received upon the exercise of any such remedy.

(c) Upon any payment or distribution of assets of the Guarantor referred to in this article, the Trustee, subject to the provisions of Section 6.01 of the Base Indenture, and the Holders of each series of Subordinated Notes shall be entitled to rely conclusively upon any order

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or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders of each series of Subordinated Notes, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Guarantor Senior Indebtedness and other indebtedness of the Guarantor the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.

Section 5.5. Trustee to Effectuate Subordination.

(a) Each Holder of each series of Subordinated Notes by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

Section 5.6. Notice by the Company.

(a) The Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Guarantor that would prohibit the making of any payment of monies to or by the Trustee in respect of the Guarantee of any series of Subordinated Notes pursuant to the provisions of this article. Notwithstanding the provisions of this article or any other provision of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the applicable Guarantee pursuant to the provisions of this article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Guarantor or a Holder of such series of Subordinated Notes or holders of Guarantor Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 of the Base Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 5.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Subordinated Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

(b) The Trustee, subject to the provisions of Section 6.01 of the Base Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such

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Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 5.7. Rights of the Trustee; Holders of Guarantor Senior Indebtedness.

(a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article V in respect of any Guarantor Senior Indebtedness at any time held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

(b) With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article V and no implied covenants or obligations with respect to the holders of such Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Guarantor Senior Indebtedness and, subject to the provisions of Section 6.01 of the Base Indenture, the Trustee shall not be liable to any holder of such Guarantor Senior Indebtedness if it shall pay over or deliver to Holders of the applicable series of Subordinated Notes, the Guarantor or any other Person money or assets to which any holder of such Guarantor Senior Indebtedness shall be entitled by virtue of this article or otherwise.

Section 5.8. Subordination May Not be Impaired.

(a) No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

(b) Without in any way limiting the generality of the foregoing paragraph, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of a series of Subordinated Notes, without incurring responsibility to the Holders of such series of Subordinated Notes and without impairing or releasing the subordination provided in this article or the obligations hereunder of the Holders of such series of Subordinated Notes to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness, or otherwise amend or supplement in any manner such Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Guarantor and any other Person.

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(c) Each present and future holder of Guarantor Senior Indebtedness shall be entitled to the benefit of the provisions of this article notwithstanding that such holder is not a party to this Indenture.

Section 5.9. Article Applicable to Paying Agents.

(a) In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term “Trustee” as used in this article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this article in addition to or in place of the Trustee; provided, however, that this Section 5.9 shall not apply to the Guarantor or any Affiliate of the Guarantor if it or such Affiliate acts as Paying Agent.

Section 5.10. Defeasance of This Article.

(a) Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of United States Government Obligations held in trust under Article IV of the Base Indenture by the Trustee (or other qualifying trustee) and which were deposited in accordance with the terms of Article IV of the Base Indenture and not in violation of Section 5.2 hereof for the payment of principal of and interest on a series of Subordinated Notes shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this article, and none of the Holders of such series of Subordinated Notes shall be obligated to pay over any such amount to the Guarantor or any holder of such Guarantor Senior Indebtedness or any other creditor of the Guarantor.

Section 5.11. Subordination Language to be Included in the Subordinated Notes. Each series of Subordinated Notes shall contain a subordination provision which will be substantially in the following form:

“The Subordinated Notes and related Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness and Guarantor Senior Indebtedness, as applicable. Each Holder by accepting a Subordinated Note agrees to such subordination and authorizes the Trustee to give it affect.”

Section 5.12. Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of a series of Subordinated Notes or to the Guarantor or to any other Person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article V or otherwise. With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article V and no implied covenants or obligations with respect to holders of Guarantor Senior Indebtedness shall be read into the Indenture against the Trustee.

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ARTICLE VI

TERMINATION OF THE REPLACEMENT CAPITAL COVENANT

Section 6.1. Covered Debt; Record Date.

Pursuant to Section 4(c) of the Replacement Capital Covenant, the Company hereby establishes March 30, 2015 as the record date to determine the Holders (as defined in Replacement Capital Covenant) of the then-effective series of Covered Debt (as defined in the Replacement Capital Covenant), which will be, as of that date, the 2045 Subordinated Notes, for purposes of consenting to the termination of the Replacement Capital Covenant as provided in this Article VI.

Section 6.2. Termination of Replacement Capital Covenant.

Subject to Section 6.4, each and every Holder (as defined in the Base Indenture) of the 2045 Subordinated Notes as of March 30, 2015, in such capacity as a Holder (as defined in each Replacement Capital Covenant) of the Covered Debt, irrevocably consents to the termination of the Replacement Capital Covenant and the obligations of the Company thereunder.

Section 6.3. Effectiveness of Termination.

The termination of the Replacement Capital Covenant and the obligations of the Company described in Section 6.2 above shall be effective immediately after the 2045 Subordinated Notes become the “Covered Debt” for purposes of the Replacement Capital Covenant and no further action of the Holders (as defined in the Replacement Capital Covenant) shall be required to effectuate such termination.

Section 6.4. Representations and Agreements.

By purchasing the 2045 Subordinated Notes, each Holder (as defined in the Base Indenture) shall be deemed to have represented, warranted and agreed to and with the Company, in each case, as applicable, for itself and its successors, transferees and assigns, that upon the 2045 Subordinated Notes becoming the Covered Debt as defined in and for purposes of the Replacement Capital Covenant, each such Holder (as defined in the Replacement Capital Covenant) and purchaser (i) waives any reliance on any covenant, promise or agreement (whether express or implied) set forth in the Replacement Capital Covenant prior to such termination, and (ii) shall not take or attempt to take any action to enforce any such covenant, promise or agreement set forth the Replacement Capital Covenant prior to such termination.

ARTICLE VII

APPOINTMENT OF THE TRUSTEE FOR THE SUBORDINATED NOTES

Section 7.1. Appointment of Trustee.

Pursuant and subject to the Indenture, the Company and the Guarantor hereby appoint the Trustee as trustee to act on behalf of the Holders of each series of Subordinated Notes, and as the principal Paying Agent and Security Registrar for each series of Subordinated Notes, effective upon

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execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as Trustee, Paying Agent and Security Registrar with respect to each series of Subordinated Notes, and agrees to perform such obligations upon the terms and conditions set forth in the Base Indenture and in this First Supplemental Indenture.

Section 7.2. Rights, Powers, Duties and Obligations of the Trustee.

Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to each series of Subordinated Notes.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Application of First Supplemental Indenture.

Each and every term and condition contained in this First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Base Indenture with respect to either series of Subordinated Notes shall apply only to the Subordinated Notes of such series created hereby and not to any past or future series of Securities issued under the Base Indenture.

Section 8.2. Benefits of First Supplemental Indenture.

Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any Person other than a Holder of a series of Subordinated Notes, the Company, the Guarantor and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Base Indenture or this First Supplemental Indenture related to such series of Subordinated Notes.

Section 8.3. Amendment of First Supplemental Indenture. The Company, the Guarantor and the Trustee any time and from time to time, may amend, modify or supplement this First Supplemental Indenture in accordance with the provisions of Article IX of the Base Indenture.

Section 8.4. Effective Date.

This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

Section 8.5. Governing Law; Waiver of Jury Trial; Submission to Jurisdiction; Judgment Currency.

THIS FIRST SUPPLEMENTAL INDENTURE AND EACH SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

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EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE, THE SUBORDINATED NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Each of the Company, the Guarantor and the Trustee hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan in New York City for the purposes of all legal proceedings arising out of or relating to any series of Subordinated Notes, the Indenture or the transactions contemplated thereby. The Company, the Guarantor and the Trustee irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the Company and the Guarantor hereby designates and appoints Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to the Indenture which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor, as applicable, by the Person serving the same, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as applicable, in any such suit, action or proceeding and further designate its domicile, the domicile of Puglisi & Associates specified above and any domicile Puglisi & Associates may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason Puglisi & Associates (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company and the Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company and the Guarantor agree to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

Each of the Company and the Guarantor agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium of, or interest or other amount on the Subordinated Notes (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is entered and (b) its obligations under the Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by

34

judgment being obtained for any other sum due under the Indenture. For purpose of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 8.6. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.7. Ratification of Base Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 8.8. Validity and Sufficiency.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

35

IN WITNESS WHEREOF, each party hereto has executed this First Supplemental Indenture as of the day and year first before written.

XLIT LTD., as Issuer

By:	/s/ Peter Porrino
Name:	Peter Porrino
Title:	Director

SIGNED AND DELIVERED AS A DEED FOR AND ON BEHALF OF

XL GROUP PLC as Guarantor

BY ITS LAWFULLY APPOINTED ATTORNEY

/s/ Peter Porrino

Name:	Peter Porrino
Title:	Executive Vice President and Chief Financial Officer

IN THE PRESENCE OF

Witness

/s/ Kirstin Gould
Name:
Kirstin Gould
Address: XL House
8 St. Stephen’s Green
Dublin 2, Ireland

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
Name: Patrick Giordano
Title: Vice President
36

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP No. 98420EAC9
ISIN No. US98420EAC93
$[●]

XLIT LTD.

4.450% SUBORDINATED NOTES DUE 2025

XLIT LTD., a Cayman Islands exempted company duly organized and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of [●] United States dollars (U.S. $[●]), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on March 31, 2025 (such date is hereinafter referred to as the “2025 Scheduled Maturity Date”), and to pay interest thereon (including Arrears of Interest), from March 30, 2015, or from the most recent date to which interest has been paid or duly provided for, at the rate of 4.450% per annum to, but excluding the relevant Interest Payment Date (as defined below), until the Final Maturity Date or earlier redemption.

Interest on this 2025 Subordinated Note initially shall be payable semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2015 through and including the Final Maturity Date or earlier redemption. On the Final Maturity Date or earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2025 Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be March 15 and September 15, respectively (whether or not a Business Day) preceding the relevant Interest Payment Date.

If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on this 2025 Subordinated Notes were made on such Interest Payment Date, the Company or the Guarantor, as applicable, shall be required to defer payment of all (and not less than all) of the interest accrued on this 2025 Subordinated Note as of such Interest Payment Date pursuant to the mandatory deferral provisions set forth in the Indenture.

If, as of the 2025 Scheduled Maturity Date, the Conditions to Redemption have not been satisfied, final redemption of this 2025 Subordinated Note shall be deferred until the Final Maturity Date, pursuant to the redemption provisions.

Principal of and the interest on this 2025 Subordinated Note will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, principal of and the interest on this 2025 Subordinated Note

A-2

will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Interest on this 2025 Subordinated Note will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

Reference is hereby made to the further provisions of this 2025 Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this 2025 Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

A-3

IN WITNESS WHEREOF, the Company has caused this 2025 Subordinated Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:
Name:
Title:
A-4

IN WITNESS WHEREOF, the Company has caused this 2025 Subordinated Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

A-5

[REVERSE OF NOTE]

This 2025 Subordinated Note is one of a duly authorized issue of securities of the Company designated as its “4.450% Subordinated Notes due 2025” (herein sometimes referred to as the “2025 Subordinated Notes”), initially limited in aggregate principal amount to $500.0 million, issued under and pursuant to an Indenture, dated as of March 30, 2015 (the “Base Indenture”), duly executed and delivered by and among the Company, as issuer, XL Group Public Limited Company, a public company limited by shares, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 30, 2015 (the “First Supplemental Indenture”), duly executed and delivered by and among the Company, the Guarantor and the Trustee (such Base Indenture as amended and supplemented by the First Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the 2025 Subordinated Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 2025 Subordinated Notes and of the terms upon which the 2025 Subordinated Notes are, and are to be, authenticated and delivered.

The 2025 Subordinated Notes are issuable only in registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2025 Subordinated Notes so issued are exchangeable for a like aggregate principal amount of 2025 Subordinated Notes of a different authorized denomination, as requested by the Holder surrendering the same.

Beginning on March 31, 2020, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the 2025 Subordinated Notes, the 2025 Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the accrued and unpaid interest (including Arrears of Interest) on the principal amount of the 2025 Subordinated Notes being redeemed to, but excluding, the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2025 Subordinated Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Subordinated Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 40 basis points, as provided in, and subject to the terms of, the Indenture.

The 2025 Subordinated Notes may be redeemed at the Company’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The 2025 Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the 2025 Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

A-6

If the Acquisition is not consummated, or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015, the Company will be required to redeem all of the 2025 Subordinated Notes then Outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

No sinking fund is provided for the 2025 Subordinated Notes.

The 2025 Subordinated Notes and related Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. Each Holder by accepting a 2025 Subordinated Note agrees to such subordination and authorizes the Trustee to give it affect.

In the case of an Event of Default described in Section 4.1(b) of the First Supplemental Indenture, the entire principal amount of the 2025 Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder. The right of acceleration only applies upon the occurrence of an Event of Default as described in Section 4.1(b) of the First Supplemental Indenture. For the avoidance of doubt, any failure to pay interest on the 2025 Subordinated Notes when due as a result of a Mandatory Deferral Event or any failure to pay principal of the 2025 Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Event of Default under the Indenture or the 2025 Subordinated Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the 2025 Subordinated Notes at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the 2025 Subordinated Notes at the time Outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the 2025 Subordinated Notes at the time Outstanding, on behalf of the Holders of all the 2025 Subordinated Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Any such consent or waiver by the Holder of this 2025 Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2025 Subordinated Note and of any 2025 Subordinated Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2025 Subordinated Note or such other 2025 Subordinated Note. Any amendment or modification to the Indenture or the 2025 Subordinated Notes shall require the prior consent of the Competent Supervisory Authority, if such consent is then required under the Applicable Supervisory Regulations and any amendment or modification made or purported to be made without such consent shall be void.

As provided in and subject to the provisions of the Indenture, the Holder of this 2025 Subordinated Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the 2025 Subordinated Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the

A-7

Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the 2025 Subordinated Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this 2025 Subordinated Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

This 2025 Subordinated Note is entitled to the benefit of the Guarantee set forth in Article XI of the Base Indenture.

No reference herein to the Indenture and no provision of this 2025 Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this 2025 Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2025 Subordinated Note is registrable on the Security Register upon surrender of this 2025 Subordinated Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new 2025 Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this 2025 Subordinated Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this 2025 Subordinated Note is registered as the owner thereof for all purposes, whether or not such 2025 Subordinated Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest (including Arrears of Interest) on this 2025 Subordinated Note and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any 2025 Subordinated Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any successor entity thereof, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

A-8

This 2025 Subordinated Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

THE INDENTURE, THE GUARANTEE AND THIS 2025 SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

All capitalized terms used in this 2025 Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

A-9

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

A-10

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this 2025 Subordinated Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint                   agent to transfer this 2025 Subordinated Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this 2025 Subordinated Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-11

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Trustee	Date

A-12

EXHIBIT B

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE GUARANTOR, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES, INCLUDING THE PAYMENT OF PRINCIPAL AND INTEREST.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP No. 98420EAD7
ISIN No. US98420EAD76
$[●]

XLIT LTD.

5.500% SUBORDINATED NOTES DUE 2045

XLIT LTD., a Cayman Islands exempted company duly organized and existing under the laws of the Cayman Islands (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns the principal sum of [●] United States dollars (U.S. $[●]), as such amount may be increased or decreased as set forth on the Schedule of Increases or Decreases in the Global Note annexed hereto, on March 31, 2045 (such date is hereinafter referred to as the “2045 Scheduled Maturity Date”), and to pay interest thereon (including Arrears of Interest), from March 30, 2015, or from the most recent date to which interest has been paid or duly provided for, at the rate of 5.500% per annum to, but excluding the relevant Interest Payment Date (as defined below), until the Final Maturity Date or earlier redemption.

Interest on this 2045 Subordinated Note initially shall be payable semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing on September 30, 2015 through and including the Final Maturity Date or earlier redemption. On the Final Maturity Date or earlier date of redemption, the Company will pay accrued and unpaid interest from the most recent date to which interest has been paid or provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this 2045 Subordinated Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be March 15 and September 15, respectively (whether or not a Business Day) preceding the relevant Interest Payment Date.

If, as of any Interest Payment Date, a Mandatory Deferral Event has occurred and is continuing or would occur if payment of interest accrued on this 2045 Subordinated Notes were made on such Interest Payment Date, the Company or the Guarantor, as applicable, shall be required to defer payment of all (and not less than all) of the interest accrued on this 2045 Subordinated Note as of such Interest Payment Date pursuant to the mandatory deferral provisions set forth in the Indenture.

If, as of the 2045 Scheduled Maturity Date, the Conditions to Redemption have not been satisfied, final redemption of this 2045 Subordinated Note shall be deferred until the Final Maturity Date, pursuant to the redemption provisions.

Principal of and the interest on this 2045 Subordinated Note will be payable at the Corporate Trust Office, or, at the option of the Company, by check mailed to each Holder at its address set forth in the Security Register; provided, however, that if a Holder has given wire transfer instructions to the Company and the Paying Agent and Security Registrar at least ten Business Days prior to the applicable payment date, principal of and the interest on this 2045 Subordinated Note

B-2

will be payable by wire transfer of immediately available funds to the account specified in such instructions.

Interest on this 2045 Subordinated Note will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual period for which interest is computed will be computed on the basis of the actual number of days elapsed in the 180-day period.

Reference is hereby made to the further provisions of this 2045 Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by the manual signature of one of its authorized signatories, this 2045 Subordinated Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

B-3

IN WITNESS WHEREOF, the Company has caused this 2045 Subordinated Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:
Name:
Title:
B-4

IN WITNESS WHEREOF, the Company has caused this 2045 Subordinated Note to be executed and delivered as a deed.

Dated:

XLIT Ltd.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

B-5

[REVERSE OF NOTE]

This 2045 Subordinated Note is one of a duly authorized issue of securities of the Company designated as its “5.500% Subordinated Notes due 2045” (herein sometimes referred to as the “2045 Subordinated Notes”), initially limited in aggregate principal amount to $500.0 million, issued under and pursuant to an Indenture, dated as of March 30, 2015 (the “Base Indenture”), duly executed and delivered by and among the Company, as issuer, XL Group Public Limited Company, a public company limited by shares, as guarantor (the “Guarantor”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of March 30, 2015 (the “First Supplemental Indenture”), duly executed and delivered by and among the Company, the Guarantor and the Trustee (such Base Indenture as amended and supplemented by the First Supplemental Indenture, the “Indenture”), to which the Indenture and all subsequent indentures supplemental thereto relating to the 2045 Subordinated Notes reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the 2045 Subordinated Notes and of the terms upon which the 2045 Subordinated Notes are, and are to be, authenticated and delivered.

The 2045 Subordinated Notes are issuable only in registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, 2045 Subordinated Notes so issued are exchangeable for a like aggregate principal amount of 2045 Subordinated Notes of a different authorized denomination, as requested by the Holder surrendering the same.

Beginning on March 31, 2020, and provided that the applicable Conditions to Redemption have been satisfied and will continue to be satisfied if the optional redemption payment were made on the 2045 Subordinated Notes, the 2045 Subordinated Notes may be redeemed, in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the accrued and unpaid interest (including Arrears of Interest) on the principal amount of the 2045 Subordinated Notes being redeemed to, but excluding, the Redemption Date plus the greater of: (A) 100% of the principal amount of the 2045 Subordinated Notes to be redeemed, and (B) the sum of the present values of the remaining scheduled payments of principal and interest on the 2045 Subordinated Notes to be redeemed (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, as provided in, and subject to the terms of, the Indenture.

The 2045 Subordinated Notes may be redeemed at the Company’s option and sole discretion, in whole but not in part, within 90 days following the occurrence of a Specified Event; provided that, at the time of such Specified Event Redemption, the applicable Conditions to Redemption are satisfied and will continue to be satisfied after the redemption payment is made and, if not so satisfied, such Specified Event Redemption will be deferred until such time as the Conditions to Redemption are satisfied. The 2045 Subordinated Notes will be redeemed at a Redemption Price equal to the principal amount thereof, together with accrued and unpaid interest (including Arrears of Interest) on the 2045 Subordinated Notes being redeemed to, but excluding, the Redemption Date, and any Additional Amounts thereon.

B-6

If the Acquisition is not consummated, or the Implementation Agreement is terminated, in each case, on or prior to December 15, 2015, the Company will be required to redeem all of the 2045 Subordinated Notes then Outstanding on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

No sinking fund is provided for the 2045 Subordinated Notes.

The 2045 Subordinated Notes and related Guarantees are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness or Guarantor Senior Indebtedness, as applicable. Each Holder by accepting a 2045 Subordinated Note agrees to such subordination and authorizes the Trustee to give it affect.

In the case of an Event of Default described in Section 4.1(b) of the First Supplemental Indenture, the entire principal amount of the 2045 Subordinated Notes, together with accrued and unpaid interest (including Arrears of Interest) and any Additional Amounts thereon, will automatically become due and payable without any declaration or other action on the part of the Trustee or any Holder. The right of acceleration only applies upon the occurrence of an Event of Default as described in Section 4.1(b) of the First Supplemental Indenture. For the avoidance of doubt, any failure to pay interest on the 2045 Subordinated Notes when due as a result of a Mandatory Deferral Event or any failure to pay principal of the 2045 Subordinated Notes when due as a result of any of the applicable Conditions to Redemption not being satisfied shall not constitute an Event of Default under the Indenture or the 2045 Subordinated Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the 2045 Subordinated Notes at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in principal amount of the 2045 Subordinated Notes at the time Outstanding. The Indenture also contains, with certain exceptions as therein provided, provisions permitting Holders of not less than a majority in principal amount of the 2045 Subordinated Notes at the time Outstanding, on behalf of the Holders of all the 2045 Subordinated Notes, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. Any such consent or waiver by the Holder of this 2045 Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2045 Subordinated Note and of any 2045 Subordinated Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this 2045 Subordinated Note or such other 2045 Subordinated Note. Any amendment or modification to the Indenture or the 2045 Subordinated Notes shall require the prior consent of the Competent Supervisory Authority, if such consent is then required under the Applicable Supervisory Regulations and any amendment or modification made or purported to be made without such consent shall be void.

As provided in and subject to the provisions of the Indenture, the Holder of this 2045 Subordinated Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (ii) the Holders of not less than 25% in principal amount of the 2045 Subordinated Notes that are Outstanding shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, (iii) the

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Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and (iv) the Trustee shall not have received from the Holders of a majority in principal amount of the 2045 Subordinated Notes that are Outstanding a direction inconsistent with such written request during such 60-day period. The foregoing shall not apply to any suit instituted by any Holder of this 2045 Subordinated Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

This 2045 Subordinated Note is entitled to the benefit of the Guarantee set forth in Article XI of the Base Indenture.

No reference herein to the Indenture and no provision of this 2045 Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this 2045 Subordinated Note at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2045 Subordinated Note is registrable on the Security Register upon surrender of this 2045 Subordinated Note for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new 2045 Subordinated Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Security Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this 2045 Subordinated Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this 2045 Subordinated Note is registered as the owner thereof for all purposes, whether or not such 2045 Subordinated Note be overdue, and none of the Company, the Guarantor, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of (and premium, if any on) or interest (including Arrears of Interest) on this 2045 Subordinated Note and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any 2045 Subordinated Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor or any successor entity thereof, either directly or through the Company, the Guarantor or any successor entity, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

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This 2045 Subordinated Note is a Global Note and is subject to the provisions of the Indenture relating to Global Notes, including the limitations in Section 2.03 of the Base Indenture on transfers and exchanges of Global Notes.

THE INDENTURE, THE GUARANTEE AND THIS 2045 SUBORDINATED NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

All capitalized terms used in this 2045 Subordinated Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT
(Cust)

TEN ENT	- as tenants by the entireties	Custodian for:
(Minor)

JT TEN	- as joint tenants with rights of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of:
(State)

Additional abbreviations may also be used though not on the above list.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this 2045 Subordinated Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoint             agent to transfer this 2045 Subordinated Note on the Security Register. The agent may substitute another to act for him or her.

Dated:

Signed:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this 2045 Subordinated Note)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Amount of Decrease in Stated Amount of the Global Note	Amount of Increase in Stated Amount of the Global Note	Stated Amount of the Global Note Following Such Decrease/Increase	Signature of Authorized Signatory of Trustee	Date

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